EXHIBIT 10.1

LAREDO OIL, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of ___________ (the “Effective Date”), by and among LAREDO OIL, INC. a Delaware corporation (the “Company”), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (individually an “Investor” and collectively the “Investors”).

RECITALS

A.           The Company is currently in need of funds to help finance its operations until the closing of its next round of equity financing.

B.           The Investors are willing to advance funds to the Company in exchange for the issuance to them of (i) certain subordinated convertible promissory notes evidencing the Company’s obligation to repay the Investors’ loans of the advanced funds and (ii) certain warrants to purchase shares of the Company’s capital stock, all as provided in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES AND WARRANTS.

1.1           Note Purchase.  Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, a Subordinated Convertible Promissory Note in the form attached to this Agreement as Exhibit B (individually a “Note” and collectively the “Notes”) in the principal amount set forth opposite such Investor’s name on Exhibit A.

1.2           Warrant Issuance.  Subject to the terms and conditions of this Agreement, the Company further agrees to sell and issue to each Investor or his designee a warrant to purchase shares of the Company’s capital stock (“Warrant Stock”) in the form attached hereto as Exhibit C (individually a “Warrant” and collectively the “Warrants”) at the price set forth opposite such Investor’s name on Exhibit A.

2.           CLOSING.

2.1           The Initial Closing.  The purchase and sale of the Notes in the aggregate principal amount of up to $300,000 will take place remotely via the exchange of documents and signatures, at 10:00 a.m. Pacific Time on the Effective Date, or at such other time and place as may be mutually agreed upon by the Company and the Investors who have agreed to purchase a majority of the aggregate principal amount of the Notes listed on Exhibit A (which time and place are referred to as the “Initial Closing”).  At the Initial Closing, each Investor will deliver to the Company payment in full for the Note and the Warrant in the amount set forth opposite such Investor’s name on Exhibit A, which such Investor agrees to purchase at the Initial Closing by wire transfer of funds to the Company (see Exhibit E for instructions).  At the Initial Closing, the Company will deliver to each Investor a duly executed Note in the principal amount set forth opposite such Investor’s name on Exhibit A and a duly executed Warrant.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) attached to this Agreement as Exhibit D (which Schedule of Exceptions shall be deemed to be representations and warranties to the Investors by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and complete as of immediately prior to the Closing:

3.1           Organization, Good Standing and Qualification.  The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware.  The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.  The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, operations, assets (intangible or otherwise), properties, liabilities, financial condition, or prospects of the Company (a “Material Adverse Effect”).

3.2           Due Authorization.  All corporate action on the part of the Company’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, the Notes and the Warrants has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Notes and Warrants, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.3           Corporate Power.  The Company has the corporate power and authority (i) to execute and deliver this Agreement and the Notes and Warrants to be purchased by the Investors hereunder, (ii) to issue the Notes and the Warrants, and (iii) to carry out and perform all its obligations under this Agreement and the Notes and Warrants.

3.4           Valid Issuance.

(a)           The Notes and the shares of the Company’s capital stock issuable upon the conversion of the Notes (the “Conversion Stock”), the Warrants and the Warrant Stock, when issued, sold and delivered in accordance with the terms of this Agreement, the Notes and the Warrants for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable.

(b)           Based in part on the representations made by the Investors in Section 4 hereof, the offer and sale of the Notes and the Warrants solely to the Investors in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

3.5           Capitalization.  The capitalization of the Company immediately prior to the Initial Closing consists of the following:

(a)           Common Stock.  A total of 90,000,000 authorized shares of common stock at .0001 par value per share (the “Common Stock”), of which 50,000,013 shares are issued and outstanding.

(b)           Preferred Stock.  A total of 10,000,000 authorized shares of preferred stock at .0001 par value per share (the “Preferred Stock”), of which no shares are issued and outstanding.

(c)           Options, Warrants, Reserved Shares.  There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock.  No shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

3.6           Compliance with Law.  To the Company’s knowledge, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company’s business or properties where such violation would have a material and adverse impact on the Company’s business.  The Company has not received any notice of any violation of any such statute, law, regulation or order that has not been remedied prior to the date hereof.  The execution, delivery and performance of this Agreement and the Notes and Warrants and the consummation of the transactions contemplated hereby or thereby will not result in any such violation.

3.7           Permits.  The Company has all franchises, permits, business licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, business licenses or other similar authority.

3.8           Compliance with Documents.  The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended to-date.  The execution, delivery and performance of this Agreement and the Notes and Warrants and the consummation of the transactions contemplated hereby or thereby will not (a) be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company’s Articles of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, or (b) constitute an event that results in the creation of any lien, charge or encumbrance upon any asset of the Company.

3.9           Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to the Company’s knowledge, currently threatened) against the Company, its activities or its properties before any court or governmental agency.

4.           REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS.  Each Investor hereby represents and warrants to, and agrees with, the Company, that:

4.1           Authorization.  This Agreement constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Each Investor represents that such Investor has full power and authority to enter into this Agreement.

4.2           Purchase for Own Account.  The Notes and the Conversion Stock and the Warrants and the Warrant Stock, and the Company’s Common Stock issuable upon conversion of such Conversion Stock and Warrant Stock (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3           Disclosure of Information.  Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities.  Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access.  The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.4           Investment Experience.  Such Investor understands that the purchase of the Securities involves substantial risk.  Such Investor (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Securities and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

4.5           Accredited Investor Status.  Such Investor is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

4.6           Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, such Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder.  Such Investor understands that a very limited public market now exists for any of the Securities and that it is uncertain whether a robust public market will ever exist for the Securities.

4.7           No Solicitation.  At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

4.8           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)           there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           such Investor shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required:  (i) for any transfer of any Notes or Conversion Stock or Warrants or Warrant Stock in compliance with Rule 144 or Rule 144A; (ii) for any transfer of any Notes or Conversion Stock or Warrants or Warrant Stock by an Investor that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or in testate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder.

4.9           Legends.  Such Investor understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Company’s Articles of Incorporation or Bylaws, or by any agreement between the Company and such Investor:

(a)              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)              Any legend required by the laws of the State of Delaware or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

5.           CONDITIONS TO CLOSING.

5.1           Conditions to Investors’ Obligations.  The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the applicable Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to the Investors:

(a)           Except as otherwise specifically set forth in Section 3 hereof, each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing;

(b)           the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

5.2           Condition to Company’s Obligations.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the applicable Closing of the following condition by such Investor:

(a)           Each of the representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing;

(b)           such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

6.           GENERAL PROVISIONS.

6.1           Survival of Warranties.  The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.

6.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.3           Governing Law.  This Agreement shall be governed by and construed under the internal laws of the State of Delaware.

6.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5           Headings.  The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.6           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (c) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the Investor to be notified at the address indicated for such party on Exhibit A or, in the case of the Company, at 9452 East Heritage Trail Drive; Scottsdale, Arizona 85255, or at such other address as any party may designate by giving ten days’ advance written notice to all other parties.

6.7           No Finder’s Fees.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8           Amendments and Waivers.  Any term of this Agreement, the Notes, and the Warrants may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Notes representing at least 60% of the aggregate principal amount of the Notes at the time outstanding; provided, however, that New Investors may become parties to this Agreement in accordance with Section 2.3 without any amendment of this Agreement or any consent or approval of any Investor.  Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each holder of Notes or Warrants at the time outstanding, each future holder of such securities, and the Company.

6.9           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.10           Entire Agreement.  This Agreement, together with all exhibits and schedules hereto and the Notes and Warrants issued pursuant hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

6.11           Further Assurances.  From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY
LAREDO OIL, INC.
By:
Name:	Bradley E. Sparks
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE INVESTORS
By:
Name:
Title:

Attachments:

Exhibit A	- Schedule of Investors
Exhibit B	- Form of Note
Exhibit C	- Form of Warrant
Exhibit D	- Schedule of Exceptions
Exhibit E	- Wire Instructions

EXHIBIT A

Schedule of Investors

Name	Address	$Amount	Warrant Price
$2.00

A-1

EXHIBIT D

Schedule of Exceptions

None.

D-1

EXHIBIT E

Wire Instructions

Wells Fargo Bank

Routing Number:  _____________

Account:  _________________

For the Benefit of:  Laredo Oil, Inc.

NOTIFY UPON RECEIPT OF FUNDS:

E-1